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                                                                   Exhibit 99.3

                  NOTICE OF GUARANTEED DELIVERY
                          FOR TENDER OF
                     ANY AND ALL OUTSTANDING
   12% SERIES A NONCUMULATIVE EXCHANGEABLE PREFERRED INTERESTS
              (LIQUIDATION AMOUNT $1,000 PER SHARE)
                                OF

          SOVEREIGN REAL ESTATE INVESTMENT TRUST
        AUTOMATICALLY EXCHANGEABLE INTO PREFERRED STOCK OF
                         SOVEREIGN BANK
                   UNDER CERTAIN CIRCUMSTANCES

      This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust's (as defined below) outstanding 12% Series A Noncumulative Exchangeable Preferred Interests (the "Outstanding Preferred Interests") are not immediately available, (ii) Outstanding Preferred Interests, the Letter of Transmittal and all other required documents cannot be delivered to Mellon Investor Services LLC (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer - Procedures for Tendering" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Preferred Interests pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Outstanding Preferred Interests (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Letter of Transmittal.



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                  The Exchange Agent For The Exchange Offer Is:

                          Mellon Investor Services LLC

By Registered or Certified Mail:                Facsimile Transmissions
  Mellon Investor Services LLC               (Eligible Institutions Only)
       85 Challenger Rd.                            (201) 296-4293
           2nd Floor                            Confirm by Telephone:
    Ridgefield Park, NJ 07660                       (201) 296-4860
       Attn:  Reorg Dept.

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Sovereign Real Estate Investment Trust, a Delaware business trust (the "Trust") upon the terms and subject to the conditions set forth in the Prospectus dated __________________, 2002 (as the same may be amended or supplemented from time to time, the "Prospectus"). and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Preferred Interests set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer - Procedures for Tendering."

Name(s) of Registered Holder(s):

----------------------------------------------------------------

Aggregate Liquidation Amount of Outstanding Preferred Interests:
$_________________

Amount Tendered:  $____________*

     If Outstanding Preferred Interests will be tendered by forwarding a Certificate or Certificates, provide the following information:

Certificate No(s)
(if available):   ______________

                  ______________

Total Liquidation Amount
Represented by Outstanding Preferred
Interests Certificate(s):
$________________

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If Outstanding Preferred Interests will be tendered by book-entry transfer, provide the following information:

DTC Account Number:  ____________

Date:  ____________

* Must be in denominations of a Liquidation Amount of $1,000 and any integral multiple thereof, and not less than $100,000 aggregate Liquidation Amount.

                      ------------------------------------

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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                                PLEASE SIGN HERE

X_____________________________________   ______________________________________

X_____________________________________   ______________________________________
Signature(s) of Owner(s)                 Date
or Authorized Signatory

Area Code and Telephone Number:  __________________


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     This Notice of Guaranteed Delivery must be signed by the holder(s) of the
Outstanding Preferred Interests as their name(s) appear(s) on certificates for Outstanding Preferred Interests or on a security position listing in the records of DTC, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es):

Name(s):      ____________________________________

              ____________________________________

              ____________________________________


Capacity:     ____________________________________


Address(es):  ____________________________________

              ____________________________________

              ____________________________________





               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED




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                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Outstanding Preferred Interests tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Preferred Interests to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three
(3) business days after the date of execution of this Notice of Guaranteed Delivery.


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     The undersigned acknowledges that it must deliver the Letter(s) of
Transmittal and the Outstanding Preferred Interests tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

------------------------------    ------------------------------
Name of Firm                      Authorized Signature

------------------------------    ------------------------------
Address                           Title

------------------------------    ------------------------------
Zip Code                          (Please Type or Print)

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Area Code and Telephone No.       Dated:

NOTE:  DO NOT SEND CERTIFICATES FOR OUTSTANDING PREFERRED
INTERESTS WITH THIS FORM. CERTIFICATES FOR OUTSTANDING
PREFERRED INTERESTS SHOULD ONLY BE SENT WITH YOUR LETTER
OF TRANSMITTAL.


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